Exhibit 99.2
Introduction

On June 1, 2012, , EDAC Technologies Corporation (“EDAC”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with EBTEC Corporation (“EBTEC”), pursuant to which EDAC acquired all of the outstanding stock of EBTEC for approximately $11 million (the “Acquisition”). The Acquisition closed simultaneously therewith.  Approximately 85% of the purchase price was paid in cash, funded by financing through TD Bank, N.A. (“TD Bank”).  The remaining 15% was funded through the issuance by EDAC of its common stock to two of the three shareholders of EBTEC.  The Purchase Agreement contains customary representations and warranties by EDAC and EBTEC, and customary covenants and agreements between the parties.

The unaudited pro forma financial statements include all material pro forma adjustments necessary for their preparation, as required by Article 11 of Regulation S-X and, accordingly, do not assume any benefits from cost savings or synergies of operations of the combined company.

The pro-forma adjustments are based upon available information and certain assumptions that management believes are reasonable.  The unaudited pro-forma consolidated statements do not purport to represent what the financial condition or results of operations would actually have been had these transactions in fact occurred as of the date indicated above or to project results of operations for these periods indicated or for any other period.  This unaudited pro-forma consolidated financial information should be read in conjunction with the consolidated financial statements included in the EDAC Form 10-K and appearing elsewhere in the Form 8-K/A.

EDAC TECHNOLOGIES CORPORATION
UNAUDITED PRO-FORMA STATEMENT of INCOME
For the Three Months Ended March 31, 2012
(in thousands except per share amounts)

	Historical			Consolidated
				Pro-Forma	Pro-Forma
	EDAC (unaudited)	EBTEC (unaudited)		Adjustments (unaudited)	Total (unaudited)

Sales	$24,030	$3,586	(1)	$(1)	$27,615

Cost of Sales	19,673	2,642	(1), (11)	134	22,449

Gross Profit	4,357	944		(135)	5,166

Selling, General, and Administrative Expenses	2,248	577	(2)	(31)	2,794

Income from operations	2,109	367		(104)	2,372

Non-operating Income (Expense):
Interest Expense	(208)	(33)	(3)	(65)	(306)

Income Before Income Taxes	1,901	334		(169)	2,066

Provision for Income Taxes	646	139	(4)	(83)	702

Net Income	$1,255	$195		$(86)	$1,364

Comprehensive income	$1,608	$202		$(86)	$1,724

Basic Income Per Common Share:	$0.25		(5)		$0.26
Diluted Income Per Common Share:	$0.23		(5)		$0.24

See notes to unaudited pro forma financial statements.

EDAC TECHNOLOGIES CORPORATION
PRO-FORMA STATEMENT of INCOME
For the Fiscal Year Ended December 31, 2011
(in thousands except per share amounts)

	Historical			Consolidated
	EDAC	EBTEC		Pro-Forma
	2011	2011		Adjustments	Pro Forma

Sales	$86,633	$12,585	(1)	-	$99,218

Cost of Sales	72,256	8,862	(1), (11)	233	81,351

Gross Profit	14,377	3,723		(233)	17,867

Selling, General and Administrative Expenses	7,983	2,393	(2)	(228)	10,148

Income from Operations	6,394	1,330		(5)	7,719

Non-Operating Income (Expense):
Interest Expense	(1,015)	(166)	(3)	(162)	(1,343)

Income before Provision For Income Taxes	5,379	1,164		(167)	6,376

Provision for Income Taxes	1,829	398	(4)	(59)	2,168

Net Income	$3,550	$766		$(108)	$4,208

Comprehensive income	$2,940	$770		$(108)	$3,602

Basic Income Per Common Share:	$0.72		(5)		$0.83
Diluted Income Per Common Share:	$0.68		(5)		$0.78

See notes to unaudited pro forma financial statements

EDAC TECHNOLOGIES CORPORATION
Unaudited Pro-Forma Consolidated Balance Sheet
As of March 31, 2012
(in thousands)

	Historical			Consolidated
	EDAC (unaudited)	EBTEC (unaudited)		Adjustments (unaudited)	Pro-Forma (unaudited)
ASSETS

CURRENT ASSETS:
Cash	$1,816	$132			$1,948
Accounts receivable (net of allowance for
for doubtful accounts)	19,823	1,857	(6)	$(1)	21,679
Inventories, net	22,873	922	(7)	96	23,891
Prepaid expenses and other current assets	428	134			562
Prepaid taxes	-	21			21
Deferred income taxes	1,951	129			2,080
Total current assets	46,891	3,195		95	50,181

PROPERTY, PLANT AND EQUIPMENT	27,034	4,838	(7)	1,334	33,206

OTHER ASSETS:
Goodwill and other intangibles	-	-	(7)	4,390	4,390
Other	102	7			109
	102	7		4,390	4,499

TOTAL ASSETS	$74,027	$8,040		$5,819	$87,886

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Lines of credit	$6,595	$-	(8)	$-	$9,144
			(9)	2,549
Current portion of long-term debt	2,389	522	(8)	(522)	5,205
			(9)	2,816
Trade accounts payable	10,968	770	(6)	(31)	11,707
Employee compensation and amounts
withheld	2,242	-			2,242
Accrued expenses	2,260	683			2,943
Customer advances	431	-			431
Total current liabilities	24,885	1,975		4,812	31,672

LONG-TERM LIABILITIES
Long-term debt, less current portion	11,569	1,360	(8)	(1,535)	15,473
			(9)	4,079
Obligation under interest rate swap		175			175
Pension liabilities, less current portion	1,941	-			1,941
Deferred income taxes	5,162	1,253		(6)	6,409
Total long-term liabilities	18,672	2,788		2,538	23,998

COMMITMENTS AND CONTINGENCIES	-	-			-

SHAREHOLDERS' EQUITY:
Common stock	13	100	(7)	(100)	13
Additional paid-in capital	12,768	-	(10)	1,650	14,418
Retained earnings	20,435	3,286	(7)	(3,190)	20,531
	33,216	3,386		(1,640)	34,962
Less: accumulated other comprehensive loss	2,746	109	(7)	(109)	2,746
Total shareholders' equity	30,470	3,277		(1,531)	32,216

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY	$74,027	$8,040		$5,819	$87,886

See notes to unaudited pro forma financial statements.

EDAC Technologies Corporation
Notes to Unaudited Pro-Forma Financial Statements

The following numbered notes are referenced on the Unaudited Pro-Forma Balance Sheets and Statements of Income.  These unaudited pro-forma statements reflect balances for EDAC and EBTEC as of and for the three months ended March 31, 2012 and for the fiscal year ended December 31, 2011. The unaudited pro-forma financial statements are based upon the EDAC historical financial statements that were filed with the SEC in the EDAC Form 10-K on March 8, 2012, the EDAC Form 10-Q on May 1, 2012, the EDAC Form 10-Q on April 28, 2011, and the historical financial statements included elsewhere in this Form 8-K/A for EBTEC, adjusted to give effect to the following items:

1.   Elimination of sales transactions between EDAC and EBTEC.

2.   Elimination of EBTEC’s former parent’s corporate charge and legal fees associated with the sale of EBTEC to EDAC.

3.   Elimination of EBTEC’s interest and recording of interest expense on the debt used to acquire EBTEC.

4.   Consideration for income taxes utilizing the tax rate that was applicable to EDAC for each period presented.

5.   Recording of the effect on EDAC’s EPS of 150,523 shares issued to partially pay the acquisition price for EBTEC.

6.   Elimination of intercompany balances between EDAC and EBTEC, and EBTEC and Aquasium (former parent).

7.   Recognition of adjustment to fair value of assets including inventory, property, plant and equipment, intangibles and the recording of the excess of the purchase price over net assets acquired recorded as goodwill and the elimination of EBTEC’s equity. The allocation of the purchase price is provisional.

8.   Elimination of EBTEC’s debt which was paid off by the seller at the closing.

9.   Recording of debt incurred by EDAC for the acquisition of EBTEC.

10. Recording of EDAC stock issued as part of the acquisition price for EBTEC to partially pay the acquisition price for EBTEC.

11. Depreciation on step up of assets to fair value and amortization of intangible assets valued at an estimated $300 with an estimated useful life of 15 years

The $11,095 purchase price of EBTEC has been recorded at the fair value of assets, liabilities and goodwill of EBTEC. Approximately $1,650 of the purchase price was funded through the issuance of 150,523 shares of the Company’s common stock. The balance of the purchase price, less $217 cash acquired, was paid in cash in the amount of $9,227. The allocation of the purchase price is provisional.

The unaudited pro-forma consolidated balance sheet as of March 31, 2012 gives effect to the transactions described above as if they occurred as of that date. The unaudited consolidated statements of income for the year ended December 31, 2011 and the three month period ended March 31, 2012 give effect to the transactions described above as if they occurred at the beginning of the respective periods.